EXHIBIT 99.1

January 5, 2005
FOR IMMEDIATE RELEASE

Washington Mutual Announces Resignation of Deanna Oppenheimer

SEATTLE, WA — Washington Mutual Inc. (NYSE:WM) today announced the resignation of Deanna W. Oppenheimer, President of its Retail Banking group, who will leave the company on March 1 for new business ventures.

            Over the next two months, Oppenheimer will work closely with incoming President and Chief Operating Officer Steve Rotella to transition her responsibilities and ensure the group’s continued success.

            “I respect Deanna’s decision and greatly appreciate her countless contributions to Washington Mutual’s success over the years,” said Kerry Killinger, the company’s chairman and chief executive officer.  “Under her direction, our retail banking operation has had phenomenal growth and become a recognized leader in our industry.  We wish her the best in her new endeavors.”

            Oppenheimer’s departure comes at a time when the company has just completed its business plan for 1999 – 2004, and is embarking on its new five-year strategic plan.  Killinger said the Retail Banking group has a very talented and capable leadership team in place to continue its strong momentum.  He emphasized that Oppenheimer’s departure will not change the company’s overall Retail Banking strategy.

The company said that it remains focused on executing its core strategies; including:

        •     Continuing to grow its superior retail banking model, and opening approximately 250 new retail banking stores each year for the foreseeable future;

        •    Transforming the company’s mortgage business and maintaining a leading national position in mortgage lending;

        •    Continuing to grow its commercial business, including its market-leading multi-family lending operation and;

        •    Maintaining risk management as a top priority.

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“My decision to leave the company comes after many months of careful consideration,” Oppenheimer said.  “During my 20 years with Washington Mutual, I’ve had the honor of helping to create one of the nation’s top retail banking franchises.  But, I have accomplished what I set out to do over the past two decades. Today, the retail banking leadership team has never been so seasoned and they are working at peak effectiveness to achieve the company’s new five-year plan. The retail bank is in very capable hands.”

About Washington Mutual

With a history dating back to 1889, Washington Mutual is a retailer of financial services that provides a diversified line of products and services to consumers and commercial clients. At September 30, 2004, Washington Mutual and its subsidiaries had assets of $288.83 billion. Washington Mutual currently operates more than 2,300 retail banking, mortgage lending, commercial banking and financial services offices throughout the nation. Washington Mutual’s press releases are available at www.wamunewsroom.com.

Forward Looking Statement

Our Form 10-K/A and other documents that we file with the Securities and Exchange Commission have forward-looking statements. In addition, our senior management may make forward-looking statements orally to analysts, investors, the media and others. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements provide our expectations or predictions of future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. These statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward looking statements were made. There are a number of factors, many of which are beyond our control that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Some of these factors are:

•     General business and economic conditions, including movement in interest rates, may significantly affect our earnings;

•     If we are unable to effectively manage the volatility of our mortgage banking business, our earnings could be adversely affected;

•     If we are unable to fully realize our planned operational and systems efficiencies, as well as our cost containment initiative, our earnings could be adversely affected;

•     Our retail banking business faces competition for loans and deposits from banking and nonbanking companies, which may have a disparate impact on our operations in our emerging markets; and

•     Changes in the regulation of financial services companies and housing government-sponsored enterprises could adversely affect our business.

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Media Contact:    Alan Gulick                    Investor Contact:    Alan Magleby
                                (206) 377-3637                                                (206) 490-5182
                               alan.gulick@wamu.net                                alan.magleby@wamu.net